Exhibit 99.1

THL Credit Reports First Quarter 2019 Financial Results and Declares a Dividend of $0.21 Per Share

BOSTON – May 9, 2019 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to middle market companies, today announced financial results for its first fiscal quarter ended March 31, 2019. Additionally, THL Credit announced that its Board of Directors has declared a second fiscal quarter 2019 dividend of $0.21 per share payable on June 28, 2019, to stockholders of record as of June 14, 2019.

HIGHLIGHTS

($ in millions, except per share amounts)
As of March 31, 2019
Portfolio results
Total assets	$519.9
Investment portfolio, at fair value	$497.6
Net assets	$287.8
Net asset value per share	$8.96
Weighted average yield on investments	9.9%

	Quarter ended March 31, 2019	Quarter ended March 31, 2018
Portfolio activity
Total portfolio investments made, at par	$34.9	$11.8
Total portfolio investments made, at cost	$34.5	$11.8
Number of new portfolio investments	3	—
Number of portfolio investments at end of period	44	45
Operating results
Total investment income	$14.2	$16.7
Net investment income	$6.7	$8.8
Net increase in net assets from operations	$0.2	$6.3
Net investment income per share (1)	$0.21	$0.27
Dividends declared per share	$0.21	$0.27

(1)

For the quarter ended March 31, 2019, net investment income per share excluding the impact of the acceleration of deferred financing costs in connection with the reduction of commitments under our credit facility was $0.22 per share.

PORTFOLIO AND INVESTMENT ACTIVITY

In the first quarter, THL Credit closed on three new investments totaling $13.7 million as well as $21.2 million in follow-on investments, including delayed draw and revolver fundings.

Notable investments for the first quarter included:

•	$10.0 million follow-on first lien senior secured term loan in LAI International, Inc.;

•	$6.7 million first lien senior secured term loan in SolutionReach, Inc., a provider of patient relationship management tools;

•	$5.5 million first lien senior secured term loan in IRC Opco, LLC, a physician practice providing physical medicine and rehabilitation services; and

•	$1.5 million first lien senior secured term loan in Certify, Inc., a provider of time, travel, and expense software.

Notable realizations for the quarter included:

•	Sale of the first lien senior secured term loan in Alex Toys, LLC which resulted in proceeds received of $7.7 million; and

•	Sale of the first lien senior secured term loan in Home Partners of America, Inc. which resulted in proceeds received of $7.7 million.

As of March 31, 2019, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of THL Credit’s investment portfolio to $497.6 million across 44 portfolio investments. THL Credit’s investment portfolio at fair value was allocated 67 percent in first lien senior secured debt (including unitranche investments), 16 percent in the Logan JV, 5 percent in second lien debt, 1 percent in subordinated debt, and 11 percent in equity securities and warrants. The weighted average yield on debt investments made in the first quarter of 2019 was 11.9 percent. As of March 31, 2019, the weighted average yield of the debt and income-producing securities, including the Logan JV and reflecting the impact of investments on non-accrual, in the investment portfolio at their current cost basis was 9.9 percent. As of March 31, 2019, THL Credit had loans on non-accrual status with an aggregate amortized cost of $68.2 million and fair value of $29.1 million, or 12.4 percent and 5.9 percent of the portfolio’s amortized cost and fair value, respectively. As of March 31, 2019, 96.5 percent of THL Credit’s debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as London Interbank offer rate, or LIBOR, or Canadian Dollar offer rate, or CDOR, and 3.5 percent of its debt investments bore interest at fixed rates.

This compares to the portfolio as of December 31, 2018, which had a fair value of $493.7 million across 42 portfolio investments allocated 67 percent in first lien senior secured debt (including unitranche investments), 17 percent in the Logan JV, 5 percent in second lien debt, 1 percent in subordinated debt, and 10 percent in equity securities and warrants. The weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, at their cost basis was 10.7 percent. As of December 31, 2018, THL Credit had loans on non-accrual status with an aggregate amortized cost of $38.0 million and fair value of $18.1 million, or 7.0 percent and 3.7 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2018, 96.5 percent of THL Credit’s debt investments bore interest based at floating rates, which may be subject to interest rate floors, such as London Interbank offer rate, or LIBOR, or Canadian Dollar offer rate, or CDOR, and 3.5 percent of its debt investments bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended March 31, 2019 and 2018 was $14.2 million and $16.7 million, respectively, and consisted of $9.7 million and $12.6 million of interest income on debt securities (which included PIK interest of $0.7 million and $0.2 million, respectively), $3.7 million and $2.6 million of dividend income, $0.1 million and $1.0 million of interest income on other income-producing securities, and $0.7 million and $0.5 million of other income, including fees from THL Credit’s managed vehicles, respectively.

The decrease in investment income compared to the prior period was primarily due to the contraction in the overall investment portfolio since March 31, 2018, which led to lower interest income, offset by higher dividend income from certain equity investments.

Expenses

Expenses for the three months ended March 31, 2019 and 2018 were $7.5 million and $7.9 million, respectively. For the three months ended March 31, 2019 and 2018, base management fees were $1.9 million and $2.3 million, administrator and other expenses were $1.4 million and $1.6 million and fees and expenses related to THL Credit’s borrowings were $4.1 million and $3.9 million, respectively. In addition, for each of the three months ended March 31, 2019 and 2018, THL Credit recorded an income tax provision related to its consolidated blocker corporations, excise and other taxes of $0.1 million.

The decrease in expenses was primarily due to lower base management fees as a result of portfolio contraction and lower administrator expense.

Net investment income

Net investment income totaled $6.7 million and $8.8 million for the three months ended March 31, 2019 and 2018, or $0.21 and $0.27 per share, respectively, based upon 32,289,420 and 32,673,590 weighted average common shares outstanding, respectively.

The decrease in net investment income between the three month periods is primarily attributable to a decrease in interest income on debt and other income-producing investments due to portfolio contraction offset by lower base management fees and administrator expense.

Net realized gains and losses on investments, net of income tax provision

For the three months ended March 31, 2019, THL Credit recognized a net realized loss on portfolio investments of $2.0 million, primarily related to a sale of the Alex Toys term loan, which was mostly offset by a change in related unrealized depreciation, and a change in estimated recovery of an escrow. For the three months ended March 31, 2018, THL Credit recognized a net realized loss on portfolio investments of $13.1 million, primarily related to a realized loss from the exit of its investments in Aerogroup International Inc. and losses from the initial restructuring of its Charming Charlie investment through bankruptcy proceedings.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended March 31, 2019 and 2018, THL Credit’s investment portfolio had a net change in unrealized appreciation (depreciation) of ($4.3) million and $10.0 million, respectively.

The net change in unrealized appreciation (depreciation) on investments was primarily due to the performance of certain portfolio investments, including certain control investments.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $0.2 million and $6.3 million, or $0.01 and $0.19 per share based upon and weighted average common shares outstanding, for the three months ended March 31, 2019 and 2018, respectively.

The decrease in net assets resulting from operations for the respective periods is primarily due to lower interest income as a result of portfolio contraction and the increase of the realized and unrealized losses in the portfolio and the related tax impact.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2019, THL Credit had cash of $2.5 million.

As of March 31, 2019, THL Credit had $228.8 million in outstanding borrowings, which was comprised of $117.2 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of March 31, 2019, borrowings outstanding had a weighted average interest rate of 5.68 percent. For the three months ended March 31, 2019, THL Credit borrowed $18.0 million and repaid $8.8 million under the revolving credit facility.

For the three months ended March 31, 2019, THL Credit’s operating activities used cash of $5.2 million primarily in connection with new and follow-on investments. Financing activities included $9.2 million used for net repayments on its credit facility, $6.8 million for distributions to stockholders and $0.3 million for the payment of financing costs.

For the three months ended March 31, 2018, THL Credit operating activities provided cash of $6.4 million primarily in connection with the purchase and sales of investments. Financing activities provided $2.1 million of net borrowings on its credit facility and used $8.8 million for distributions to stockholders.

RECENT DEVELOPMENTS

From April 1, 2019 through May 9, 2019, we made new investments totaling $2.0 million and follow-on investments of $11.6 million at a combined weighted average yield based upon cost at the time of the investment of 10.1%.

From April 1, 2019 to May 8, 2019, we repurchased 310,229 shares of stock for a total cost of $2.1 million as part of a 10b5-1 Stock Repurchase Plan, which is the most recent information available to us at the time of this press release. This brings up total shares repurchased since we began the 2019 stock repurchase program on March 11, 2019 to 508,712 shares at an aggregate cost of $3.4 million.

On April 2, 2019, we received proceeds of $24.7 million from the repayment of our first lien debt in Hart InterCivic, Inc at par.

On May 7, 2019, our board of directors declared a dividend of $0.21 per share payable on June 28, 2019 to stockholders of record at the close of business on June 14, 2019.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on May 10, 2019, at 10:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 1538398. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 19, 2019, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 1538398. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on our website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	March 31, 2019	December 31, 2018
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $342,246 and $333,023, respectively)	$311,919	$313,377
Controlled investments (cost of $180,339 and $181,325, respectively)	172,659	167,733
Non-controlled, affiliated investments (cost of $25,292 and $25,292, respectively)	12,986	12,543
Cash	2,510	6,860
Escrow receivable	7,965	7,306
Interest, dividends, and fees receivable	6,030	5,480
Deferred tax assets	2,046	2,056
Deferred financing costs	2,005	2,314
Due from affiliate	981	377
Prepaid expenses and other assets	503	198
Distributions receivable	311	207

Total assets	$519,915	$518,451

Liabilities:
Loans payable	$117,224	$107,657
Notes payable ($111,607 and $111,607 face amounts, respectively, reported net of deferred financing costs of $3,342 and $3,541, respectively)	108,265	108,067
Base management fees payable	1,910	2,112
Deferred tax liability	1,855	1,972
Accrued expenses and other payables	1,710	1,633
Accrued incentive fees	677	677
Accrued interest and fees	481	633
Other deferred liabilities	9	19

Total liabilities	232,131	222,770
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 32,119 and 32,318 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	32	32
Paid-in capital in excess of par	429,983	431,361
Accumulated deficit	(142,231)	(135,712)

Total net assets	$287,784	$295,681

Total liabilities and net assets	$519,915	$518,451

Net asset value per share attributable to THL Credit, Inc.	$8.96	$9.15

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended March 31,
	2019	2018
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$8,413	$12,206
Other income	454	119
From non-controlled, affiliated investments:
Interest income	34	—
Other income	197	255
From controlled investments:
Interest income	1,349	1,404
Dividend income	3,706	2,613
Other income	38	91

Total investment income	14,191	16,688
Expenses:
Interest and fees on borrowings	3,398	3,566
Base management fees	1,910	2,319
Administrator expenses	449	591
Other general and administrative expenses	373	422
Amortization of deferred financing costs	695	308
Professional fees	397	337
Directors’ fees	188	194

Total expenses	7,410	7,737
Income tax provision, excise and other taxes	77	124

Net investment income	6,704	8,827
Realized Gain (Loss) and Change in Unrealized Appreciation (Depreciation) on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(2,417)	(13,212)
Controlled investments	442	96
Foreign currency transactions	3	(1)

Net realized loss on investments	(1,972)	(13,117)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	(10,681)	10,571
Non-controlled, affiliated investments	443	—
Controlled investments	5,911	(321)
Translation of assets and liabilities in foreign currencies	(318)	660

Net change in unrealized (depreciation) appreciation on investments	(4,645)	10,910
Net change in unrealized depreciation attributable to non-controlling interests	—	(247)

Net realized and unrealized loss from investments	(6,617)	(2,454)
Benefit (provision) for taxes on unrealized gain/loss on investments	107	(32)

Net increase in net assets resulting from operations	$194	$6,341

Net investment income per common share:
Basic and diluted	$0.21	$0.27
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.01	$0.19
Weighted average shares of common stock outstanding:
Basic and diluted	32,289	32,674

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements include but are not limited to statements related to our, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, our plans and expectations about future investments and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by the Company with the Securities and Exchange Commission. Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or THL Credit Advisors LLC, the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee; and stockholder approval of certain amendments to our investment management agreement and increased leverage.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Lauren Vieira

617-790-6070

lvieira@thlcredit.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Doug Allen

646-502-3530

dallen@stantonprm.com